EXHIBIT 10.35


"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."


                        RESTATED 5% CONVERTIBLE DEBENTURE
                             DUE SEPTEMBER 30, 2003

November 26, 2001

$539,625.93

NO. ___________________

      SAC Technologies, Inc., a Minnesota corporation with principal executive offices located at SAC Technologies, Inc., 1285 Corporate Center Drive, Suite 175, Eagan, Minnesota 55121, the ("Company"), for value received, hereby promises to pay to the Holder (as defined below), or order, on September 30, 2003 (the "Maturity Date") the principal sum of Five Hundred Thirty-Nine Thousand Six Hundred Twenty-Five and 93/100($539,625.93) and to pay interest thereon from the date of original issuance (or the most recent interest payment date to which interest has been paid), quarterly in arrears, commencing August 31, 2002 and thereafter on each February 28, May 31, August 31 and November 30 of each year, at the rate of 5% per annum (the "Debenture Interest Rate"), until the principal of this Debenture has been paid in full or duly and irrevocably provided for by conversion or as otherwise permitted herein. The interest so payable and duly and punctually provided for on any interest payment date shall be paid to the Person in whose name this Debenture is registered at the close of business on the 15th day next preceding the applicable interest payment date and all interest payable on the principal amount of this Debenture shall be calculated on the basis of 360-day year for the actual number of days elapsed. The Company shall have the right to prepay, in whole or in part, the then outstanding principal amount due hereunder.


                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 Definitions. The terms defined in this Article whenever used in this Debenture have the following respective meanings:

          (a) "ADDITIONAL CAPITAL SHARES" has the meaning set forth in Section 3.1(c).

          (b) "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

          (c) "APPLICABLE DISCOUNT" shall mean 78%.

          (d) "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the state of New York are authorized or obligated to close.

          (e) "CAPITAL SHARES" means the Common Shares and any other shares of any other class or series of common stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Company.

          (f) "COMMON SHARES" or "COMMON STOCK" means shares of the common stock, $.01 par value, of the Company.

          (g) "COMMON STOCK ISSUED AT CONVERSION" when used with reference to the securities issuable upon conversion of this Debenture, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which the Debenture hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

          (h) "COMPANY" means SAC Technologies, Inc., a Minnesota corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Company's assets, or otherwise.

          (i) "CONVERSION DATE" means any day on which all or any portion of the principal amount of this Debenture is converted in accordance with the provisions hereof.

          (j) "CONVERSION NOTICE" has the meaning set forth in Section 3.2.

          (k) "CONVERSION PRICE" on any date of determination means the applicable price for the conversion of this Debenture into Common Shares on such day as set forth in Section 3.1.

                                    RESERVED

          (m) "CURRENT MARKET PRICE" on any date of determination means the closing bid price of a Common Share on such day as reported by Bloomberg LP for the Principal Market.

          (n) "DEBENTURE" means this 5% Convertible Debenture of the Company or such other convertible debentures or Debentures exchanged therefor as provided in Section 2.1.

          (o) "DEFAULT INTEREST RATE" shall be equal to the Debenture Interest Rate plus an additional 4% per annum.

          (p) "EVENT OF DEFAULT" has the meaning set forth in Section 6.1.

          (q) "EXCHANGE AGREEMENT" shall mean the Series B Convertible Preferred and 5% Convertible Debenture Exchange Agreement of even date herewith.

          (r) "HOLDER" means The Shaar Fund Ltd., any successor thereto, or any Person to whom this Debenture is subsequently transferred in accordance with the provisions hereof.

          (s) "MARKET DISRUPTION EVENT" means any event that results in a material suspension or limitation of trading of Common Shares on NASDAQ.

          (t) "MARKET PRICE" per Common Share means the average of the closing bid prices of the Common Shares as reported by Bloomberg LP for the Principal Market during the Valuation Period.

          (u) "MAXIMUM RATE" has the meaning set forth in Section 6.3.

          (v) "OUTSTANDING" when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding warrants, options or rights to subscribe for or purchase shares outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that any such Shares directly or indirectly owned or held by or for the account of the Company or any Subsidiary of the Company shall not be deemed "Outstanding" for purposes hereof.

          (w) "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company, a unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

          (x) "Principal Market" shall mean the market or exchange whichever is at the time the principal trading exchange or market for the Common Stock.

          (y) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement dated November 26,2001, between the Company and The Shaar Fund Ltd.

          (z) "SEC" means the United States Securities and Exchange Commission.

          (aa) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

          (bb) "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

          (cc) "TRADING DAY" means any day on which purchases and sales of securities authorized for quotation on NASDAQ are reported thereon and on which no Market Disruption Event has occurred.

          (dd) "VALUATION EVENT" has the meaning set forth in Section 3.1.

          (ee) "VALUATION PERIOD" means the five Trading Day period immediately preceding the relevant Conversion Date.


          All references to "cash" or "$" herein means currency of the United States of America.

                                    ARTICLE 2
                             EXCHANGES AND TRANSFER

     SECTION 2.1 Exchange and Registration of Transfer of Debentures. Subject to compliance with applicable securities laws, the Holder may, at its option, surrender this Debenture at the principal executive offices of the Company and receive in exchange therefor a Debenture or Debentures, each in the denomination of $10,000 or integral multiples of $1,000 in excess thereof, dated as of the date of this Debenture, and, subject to Section 4.2, payable to such Person or order as may be designated by such Holder. The aggregate principal amount of the Debenture or Debentures exchanged in accordance with this Section 2.1 shall equal the aggregate unpaid principal amount of this Debenture as of the date of such surrender; PROVIDED, HOWEVER, that upon any exchange pursuant to this
Section 2.1 there shall be filed with the Company the name and address for all purposes hereof of the Holder or Holders of the Debenture or Debentures delivered in such exchange. This Debenture, when presented for registration of transfer or for exchange or conversion, shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed, by the Holder duly authorized in writing.

     SECTION 2.2 Loss, Theft, Destruction of Debenture. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture or Debentures of like tenor and unpaid principal amount dated as of the date hereof. This Debenture shall be held and owned upon the express condition that the provisions of this Section 2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Debenture and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     SECTION 2.3 Who Deemed Absolute Owner. The Company may deem the Person in whose name this Debenture shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of this Debenture (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal amount of this Debenture, for the conversion of this Debenture and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid or the conversion so made.

                                    ARTICLE 3
                             CONVERSION OF DEBENTURE

     SECTION 3.1 Conversion; Conversion Price. At the option of the Holder, this Debenture may be converted, either in whole or in part, up to the full principal amount hereof (in increments of not less than $10,000 principal amount) into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), at any time, at a price equal to the lesser of (a) the Current Market Price multiplied by the Applicable Discount, or (b) $.75 per share. The Holder shall not have the right to convert any portion of this Debenture or interest thereon to the extent that the issuance to the Holder of Common Shares upon such conversion would result in the Holder being deemed the "beneficial owner" of 4.99% or more of the then outstanding Common Shares within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended. At the Holder's option, the amount of accrued and unpaid interest as of the Conversion Date shall not be subject to conversion but instead may be paid in cash as of the next interest payment date; if the Holder elects to convert the amount of accrued and unpaid interest at the Conversion Date into Common Stock, the Common Stock issued to the Holder shall be valued at the Conversion Price.

          Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately following the occurrence of such Valuation Event and end on the Conversion Date; provided that if a Valuation Event occurs on the fifth day of any Valuation Period, then the Conversion Price shall be the Current Market Price of the Common Shares on such day; and provided, further, that the Holder may, in its discretion, postpone such Conversion Date to a Trading Day which is no more than five Trading Days after the occurrence of the latest Valuation Event. In the event that the Holder deems the Valuation Period to be other than the five Trading Days immediately prior to the Conversion Date, the Holder shall give written notice of such fact to the Company at the time of conversion.

For purposes of this Section 3.1, a "VALUATION EVENT" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

          (a) subdivides or combines its Capital Shares;

          (b) pays a dividend in its Capital Shares or makes any other distribution of its Capital Shares;

          (c) issues any additional Capital Shares (the "Additional Capital Shares"), otherwise than as provided in the foregoing Sections 3.1(a) and 3.1(b) above, at a price per share less, or for other consideration lower, than the Current Market Price in effect immediately prior to such issuances, or without consideration, except for issuances under employee benefit plans consistent with those presently in effect including, without limitation, issuances of Additional Capital Shares reserved pursuant to the Company's 1996 Stock Option Plan or 1999 Option Plan, as in effect on the date hereof, and issuances under presently outstanding warrants, options or convertible securities, and up to 350,000 additional shares of Common Stock or options or warrants to purchase same issued to consultants or employees of the Company;

          (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares at any time thereafter may be issuable shall be less than the Current Market Price on the date of such issuance;

          (e) issues any securities convertible into or exchangeable or exercisable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price in effect on the date of such issuance;

          (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for the payment of dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing Sections 3.1(a) through 3.1(e)), PROVIDED, in each case, that such distribution described in this Section 3.1(f) does not constitute an Event of Default; or

          (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Sections 3.1(a) through 3.1(f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a material adverse effect upon the rights of the Holder at the time of a conversion of this Debenture.

     SECTION 3.2 Exercise of Conversion Privilege. (a) Conversion of this Debenture may be exercised, in whole or in part, by the Holder by telecopying an executed and completed notice of conversion in the form annexed hereto as Annex I (the "Conversion Notice") to the Company. Each date on which a Conversion Notice is telecopied to and received by the Company in accordance with the provisions of this Section 3.2 shall constitute a Conversion Date. The Conversion Notice shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock issued upon such conversion. Upon receipt of the telecopied Conversion Notice, the Company shall within three Business Days of receipt of the Conversion Notice (i) issue the Common Stock effective as of the Conversion Date in accordance with the provisions of this
Article 3, and (ii) cause to be mailed for delivery by overnight courier to the Holder (X) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, (Y) cash, as provided in Section 3.4, in respect of any fraction of a Share issuable upon such conversion and (Z) cash in the amount of accrued and unpaid interest as of the Conversion Date, if any, to the extent payable in cash.

          Conversion shall be deemed to have been effected at the time stated in the Conversion Notice and at such time the rights of the Holder of this Debenture, as such, shall cease to the extent of such conversion, and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Company, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 3.4), and to release the Company from all liability thereon. No cash payment aggregating less than $1.50 shall be required to be given unless specifically requested by the Holder.

          (b) The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond seven (7) business days from Delivery Date:

                                           Late Payment For Each $10,000
                                           of Debenture
         No. Business Days Late            Being Converted
         -------------------------------------------------

                  1                                $100
                  2                                $200
                  3                                $300
                  4                                $400
                  5                                $500
                  6                                $600
                  7                                $700
                  8                                $800
                  9                                $900
                  10                               $1,000
                  >10                              $1,000+$200 for each Business
                                                   Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) business days after the Delivery Date, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

      (c) Except as set forth in Section 3.1 hereof, at any time after the date of this Debenture, (i) the Company challenges, disputes or denies the right of the Holder hereof to effect the conversion of this Debenture into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 3.2 and this Agreement or (ii) any third party who is not and has never been an Affiliate of the Holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of this Debenture into Common Shares, then the Holder shall have the right, by written notice to the Company, to require the Company to promptly redeem this Debenture for cash at a redemption price equal to 122% of the principal amount hereof together with all accrued and unpaid interest thereon (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

      SECTION 3.3 [This Section Reserved]

      SECTION 3.4 Fractional Shares. No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of this Debenture. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of this Debenture, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction. No cash payment of less than $1.50 shall be required to be given unless specifically requested by the Holder.

      SECTION 3.5 Reclassification, Consolidation, Merger or Mandatory Share Exchange.

          A. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company (each, an "Adjustment"), the Conversion Rate in effect at the time of the effective date for such Adjustment shall be proportionally adjusted so that the Holder of this Debenture converted after such date shall be entitled to receive the aggregate number and kind of shares which, if this Debenture had been converted by such Holder immediately prior to such date, the Holder would have owned upon such conversion and been entitled to received upon such Adjustment (and for such purposes the Holder shall, to the extent relevant, be deemed to have converted this Debenture immediately prior to the record date or the effective date, as the case may, for the Adjustment). For example, if the Company declares a 2:1 stock dividend or stock split and the Conversion Rate immediately prior to the record date for such Adjustment was $.75 per share, the adjusted Conversion Rate immediately after the Adjustment would be $.375 per share. Such adjustment may be made successively if there is more than one

Adjustment. In all other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights. The provisions of this Section 3.5 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

          B. If, for any reason, prior to the conversion of this Debenture in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unconverted Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by
(y) a fraction, of which (I) the numerator is the amount of the Outstanding Debentures then being converted, and (II) the denominator is the amount of the Outstanding Debentures. Whenever the Conversion Price shall be adjusted as provided herein, the Company shall forthwith file, at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each other party hereto, at its address appearing on the Company's records. Each such statement shall be signed by the Company's independent public accountants, if applicable.

     SECTION 3.6 Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

          (i) Common Stock Issued at Less Than the Conversion Price. If the Corporation shall issue any Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and other convertible securities) plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued would purchase at the Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and other convertible securities) plus the number of such additional shares of Common Stock so issued.

          For the purposes of any adjustment of the Conversion Price pursuant to clause (i), the following provisions shall be applicable:

               (A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

               (B) Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment; provided that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

               (C) Options and Convertible Securities. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                    (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subclauses (A) and (B) above), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                    (3) On any change in the number of shares of Common Stock
               deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                    (4) On the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                    (5) If the Conversion Price shall have been adjusted upon
               the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; (provided, however, that no increase in the Conversion Price shall be made pursuant to subclauses (1) and (2) of this subclause (C)).

               (ii) Excluded Stock. "Excluded Stock" shall mean issuances pursuant to options, warrants, other convertible securities or other obligations outstanding or in existence as of the date hereof; issuances pursuant to any of the Company's option plans existing on the date hereof; issuances for which adjustment is made pursuant to other provisions hereof; and issuances of up to an additional 850,000 shares of Common Stock, options or warrants to purchase same issued subsequent to October 1, 2001, to consultants or other persons providing services to the Company.


               (iii) [RESERVED]

               (iv) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (A) of shares of any class other than its Common Stock or (B) of evidence of indebtedness of the Corporation or any Subsidiary or (C) of assets (excluding cash dividends or distributions, and dividends of distributions referred to in subparagraph(iii) above, or (D) of rights or warrants (excluding those referred to in subparagraph)(i) above), in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (1) an amount equal to the difference resulting from (A) the number or shares of Common Stock outstanding on such record date multiplied by the Conversion Price per share on such record date, less (B) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by
          (2) the number of shares of Common Stock outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidence of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

               (vi) Rounding of Calculations; Minimum Adjustment. All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.05, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

               (vii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this paragraph shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Convertible Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (e) of this Section ; provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

         (g) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided herein, the Corporation shall forthwith file at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Convertible Debentures at its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's independent public accountants, if applicable. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph (i).

         (h) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price), (iii), (iv), or (v) of subparagraph (f), the Corporation shall give notice to each holder of Convertible Debentures, in the manner set forth in subparagraph (h), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of ConvertibleDebentures. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (1) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (j) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any Convertible Debentures; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Convertible Debenture in respect of which such shares are being issued.


                                    ARTICLE 4
                        STATUS; RESTRICTIONS ON TRANSFER

      SECTION 4.1 Status of Debenture. This Debenture constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to general principles of equity and to principles of bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and remedies generally.

      SECTION 4.2 Restrictions on Transfer. This Debenture, and any Common Shares issuable according to the terms hereof, have not been registered under the Securities Act. This Debenture and any Common Shares issued upon conversion may not be offered or sold, directly or indirectly, except pursuant to an effective registration statement under the Act, or pursuant to an available exemption therefrom.



                                    ARTICLE 5
                                    COVENANTS

     The Company covenants and agrees that so long as this Debenture shall be outstanding:

     SECTION 5.1 Conversion. The Company shall not later than five Business Days after its receipt of the Conversion Notice, issue and deliver to the Holder the requisite shares of common stock issuable upon conversion, according to the terms hereof.

     SECTION 5.2 Notice of Default. If any one or more events occur which constitute or which, with notice, lapse of time, or both, would constitute an Event of Default, the Company shall forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

     SECTION 5.3 Insurance. The Company shall carry and maintain in full force and effect at all times with insurers that are financially sound and reputable such insurance in such amounts as is customary in the industry of the Company.


     SECTION 5.4 Payment of Obligations. Prior to conversion of the entire principal amount of this Debenture, the Company shall pay, extend, or discharge at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

     SECTION 5.5 Compliance with Laws. The Company shall comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities, except for such noncompliance which would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company.

     SECTION 5.6 Inspection of Property, Books and Records. The Company shall keep proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities and shall permit representatives of the Holder at the Holder's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records, not reasonably deemed confidential by the Company, and to discuss its respective affairs, finances and accounts with its respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION 5.7 Not declare or pay any dividends , redeem any equity securities of the Company or authorize or make any other distribution on any class of equity securities of the Company except for the payment of dividends on the Series B Preferred Stock.

     SECTION 5.8 The Board of Directors shall promptly after the execution hereof, (x) adopt proper resolutions authorizing an increase in number of authorized shares of Common Stock to 60,000,000 shares, (y) recommend to and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than February 15, 2002) and (z) within 5 Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's articles of incorporation to evidence such increase.


                                    ARTICLE 6
                                    REMEDIES

     SECTION 6.1 Events of Default. "Event of Default" wherever used herein means any one of the following events:

          (a) the Company shall default in the payment of principal of or interest on this Debenture as and when the same shall be due and payable and, in the case of an interest payment default, such default shall continue for five Business Days after the date such interest payment was due, or the Company shall fail to perform or observe any other covenant, agreement, term, provision, undertaking or commitment under this Debenture, or the Exchange Agreement, and such default shall continue for a period of ten Business Days after the receipt by the Company of written notice that the Company is in default hereunder; or

          (b) The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for five (5) business days.

          (c) any of the representations or warranties made by the Company herein, the Exchange Agreement, the Registration Rights Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture, the Exchange Agreement or the Registration Rights Agreement shall be false or misleading in any material respect on the Closing Date; or

          (d) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order continues and is unstayed and in effect for a period of 60 calendar days; or

          (e) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as and when they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (f) a final judgment or final judgments for the payment of money shall have been entered by any court or courts of competent jurisdiction against the Company and remains undischarged for a period (during which execution shall be effectively stayed) of 90 days, provided that the aggregate amount of all such judgments at any time outstanding (to the extent not paid or to be paid, as evidenced by a written communication to that effect from the applicable insurer, by insurance) exceeds $200,000 : or

          (g) it becomes unlawful for the Company to perform or comply with its obligations under this Debenture or the Exchange Agreement; or

          (h) the Company shall default (giving effect to any applicable grace period) in the payment of principal or interest as and when the same shall become due and payable, under any indebtedness, individually or in the aggregate, of more than $200,000 ; or

          (i) the Common Shares shall be delisted from the Principal Market or suspended from trading on the Principal Market, and shall not be reinstated, relisted or such suspension lifted, as the case may be, within ten (10) days.

     SECTION 6.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case any Holder may rescind the Conversion Notice and obtain payment for the entire outstanding principal amount of the Debenture which remains unconverted, by a notice in writing to the Company, and upon any such declaration the entire principal amount of this Debenture shall become immediately due and payable by virtue of such rescission; provided, however, in the case of any Event of Default described in paragraphs (c), (d) or (f) above, the entire then outstanding principal amount of this Debenture, together with all accrued and unpaid interest thereon, automatically shall become immediately due and payable without the necessity of any notice or declaration as aforesaid.

     SECTION 6.3 Default Interest Rate. (a) If any portion of the principal of or interest on the Debenture shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such principal of and interest on the Debenture which is due and owing but not paid shall, without limiting the Holder's rights under this Debenture, bear interest at the Default Interest Rate until paid in full or otherwise converted as set forth herein.

     SECTION 6.4 Remedies Not Waived. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.

     SECTION 6.5 Waiver. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.


                                    ARTICLE 7
                                  MISCELLANEOUS

     SECTION 7.1 Notice of Certain Events. In the case of the occurrence of any event described in Sections 3.1, 3.5 or 3.6 of this Debenture, the Company shall cause to be mailed to the Holder of this Debenture at its last address as it appears in the Company's security registry, at least 20 days prior to the applicable record, effective or expiration date hereinafter specified (or, if such 20 days notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

     SECTION 7.2 Register. (a) The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Debenture. Upon any transfer of this Debenture in accordance with Article 2 and 4 hereof, the Company shall register such transfer on the Debenture register.

          (b) The Company may deem the person in whose name this Debenture shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of this Debenture (whether or not this Debenture shall be overdue) for the purpose of receiving payment of interest on or principal of this Debenture, for the conversion of this Debenture and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid or the conversion or conversions so made.

     SECTION 7.3 Withholding. To the extent required by applicable law, the Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to this Debenture.

     SECTION 7.4 Governing Law. THIS DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES). WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS DEBENTURE, THE COMPANY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SUBJECT TO APPLICABLE LAW, THE COMPANY AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEBENTURE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH JUDGMENT SHALL BE CONCLUSIVE EVIDENCE THEREOF AND THE AMOUNT OF ITS INDEBTEDNESS, OR BY SUCH OTHER MEANS PROVIDED BY LAW.

     SECTION 7.5 Jury Trial Waiver. The Company and Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

     SECTION 7.6 Headings. The headings of the Articles and Sections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on the date of this Debenture.

                                         SAC TECHNOLOGIES, INC.



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         Attest


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


INITIAL
HOLDER



THE SHAAR FUND, LTD.


By: INTER CARIBBEAN SERVICES LTD.


    By:
        -----------------------------------
        Name:
        Title:

                                                                         ANNEX I



                           [FORM OF CONVERSION NOTICE]


TO:
    ---------------------------------

    ---------------------------------

    ---------------------------------


          The undersigned owner of this 5% Convertible Debenture due September 30, 2003 issued by SAC Technologies, Inc. (the "Debenture") hereby irrevocably exercises its option to convert $_____ principal amount of the Debenture into shares of the common stock, $.01 par value, of SAC Technologies, Inc. ("Common Stock"), in accordance with the terms of the Debenture. The undersigned hereby instructs the Company to convert the portion of the Debenture specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Article 3 of the Debenture. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion, the Debenture recertificated in the principal amount, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture.

          By delivering this conversion notice, the undersigned owner represents and warrants that it does not now, nor after giving effect to this conversion notice will it, beneficially own in excess of 4.99% of the outstanding shares of Common Stock of the Company within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended.


Date ___________________________________________________________________




Signature ______________________________________________________________________
                                    [Name]

Address: _______________________________________________________________________

         _______________________________________________________________________